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                                                                       EXHIBIT 1


                                   Exhibit 1

         Amended and Restated Filing Agreement dated February 25, 1998
                       Re: Joint Filing of Schedule 13D

The undersigned hereby agree that:

          (i) each of them is individually eligible to use the Schedule 13D attached hereto;

          (ii)  the attached Schedule 13D is filed on behalf of each of them;

          (iii) each of them is responsible for the timely filing of such
                Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information therein concerning himself or itself; but none of them is responsible for the completeness and accuracy of the information concerning the other persons making the filing, unless he or it knows or has reason to believe that such information is inaccurate.


                                                 399 VENTURE PARTNERS, INC.

                                                 By: /s/ Paul C. Schorr IV
                                                     ---------------------------
                                                 Name:   Paul C. Schorr IV
                                                 Title:  Vice President

                                                 CITIBANK, N.A.

                                                 By: /s/ Mary Lynn Putney
                                                     ---------------------------
                                                 Name:   Mary Lynn Putney
                                                 Title:  Managing Director


                                                 CITICORP

                                                 By: /s/ Ann M. Goodbody
                                                     ---------------------------
                                                 Name:   Ann M. Goodbody
                                                 Title:  Vice President